EXHIBIT 10.1

                                    February 27, 2002

BY FACSIMILE TRANSMISSION

Morris Laster, M.D.
Reuven Sheri 11
Jerusalem, Israel 97289

Dear Dr. Laster:

As we discussed and agreed, your employment with Keryx Biopharmaceuticals, Inc. (the "Company") will terminate, effective March 21, 2003 or at an earlier date to be agreed upon by you and the Company (the "Termination Date"). As part of the termination of your employment with the Company, effective December 23, 2002, you shall cease to hold the position of Executive Chairman of the Company and all other positions you held as a director or officer of the Company and any subsidiary or affiliate of the Company, but you shall remain employed by the Company and shall receive the same rate of compensation and benefits as you are currently receiving through the Termination Date (the "Transition Period"). In exchange for such compensation and benefits, you agree that you shall assist designated Company employees with transitional matters throughout the Transition Period.

As we discussed, following the Termination Date, the Company will provide you with the enhanced severance benefits described on Attachment A hereto if you sign and return this letter agreement (the "Agreement") on or before March 6, 2003 and you execute, on the Termination Date, the Release Agreement attached as Attachment B to this Agreement (the "Release Agreement").

By signing and returning the Agreement and the Release Agreement, you will be agreeing to the terms and conditions set forth in the paragraphs therein, including the release of claims. Therefore, you are advised to consult with an attorney before signing this Agreement and the Release Agreement and you may take up to seven (7) days to do so. If you choose not to timely sign and return both this Agreement and the Release Agreement, you shall not receive any enhanced severance benefits from the Company.

If you choose not to sign this Agreement by March 6, 2003 or the Release Agreement on the Termination Date, you shall not receive the enhanced severance benefits described in Attachment A. You will, however, receive payment for any accrued wages, unused vacation time and any severance payments due pursuant to the terms of the Severance Compensation Law - 1963 that accrued through the Termination Date. Also, regardless of signing this Agreement or the Release Agreement, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding

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these benefits. All other benefits, including life insurance and long-term disability, will cease upon the Termination Date in accordance with the plan documents.

The following paragraphs and attachments set forth the terms and conditions that will apply if you timely sign and return this Agreement by February 27, 2003 and if you sign and return the Release Agreement on the Termination Date:

1. Termination Date - The effective date of the termination or your employment with the Company is March 21, 2003.

2. Description of Enhanced Severance Benefits - The enhanced severance benefits to be paid to you if you timely sign and return this Agreement and the Release Agreement are described in the "Description of Enhanced Severance Benefits" attached as Attachment A (the "enhanced severance benefits").

3. Release - Subject to the fulfillment of the Enhanced Severance Benefits Agreement by the Company and the release declaration of the Company and in consideration of the payment of the enhanced severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies and their respective agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies and their respective agents and employees, arising out of your employment with and/or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.
      Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq. and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c.214, Section 1B, and the Massachusetts Maternity Leave Act, M.G.L. c.149, Section 105(d), and all relevant laws of the State of Israel, all as amended, all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including all claims alleged under the terms of the Employment Agreement, as defined below), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to


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      stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement shall prevent you from filing, cooperating with, or participating in a discrimination proceeding before a state or federal Fair Employment Practices Agency or court (except that you acknowledge that you may not recover any monetary benefit in such proceeding unless this Agreement is held invalid by such an agency or court).

4. Non-Disclosure, Non-Competition and Inventions - You acknowledge your obligation to keep confidential all non-public information concerning the Company that you acquired during the course of your employment with the Company, as stated more fully in Sections 8.8 and 8.9 of the Amended Employment Agreement you executed on November 26, 2001 (the "Employment Agreement"), which Sections remain in full force and effect. You further acknowledge and reaffirm your obligations under Sections 8.10 and 9 of the Employment Agreement, including your obligation not to compete with the Company, which also remain in full force and effect.

5. Non-Interference - Further you acknowledge and agree that during the period ending 12 months after the Termination Date (the "Non-Interference Period"), you shall not, directly or indirectly, without the prior written consent of the Company:

      (a) interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any of its licensors, licensees, clients, customers, suppliers, employees or other related parties, or solicit or induce for hire any of the employees, agents, consultants or advisors of the Company or any such individual who in the past was employed or retained by the Company, within six (6) months of the termination of said individual's employment or retention by the Company.; and

      (b) attempt to license, directly or indirectly, any of the technologies, projects or products currently under license by the Company from either Yissum Research and Development Company of the Hebrew University of Jerusalem ("Yissum") or the Children's Medical Center Corporation ("CMCC") (collectively, the "Licensed Projects") or become an officer, director, employee, consultant or shareholder in any entity that seeks to license, directly or indirectly, any of the Licensed Projects during the Non-Interference Period.

      (c) The burden of proof for any breach, by you, of this section 5, shall be on the Company.

6. Return of Company Property - You agree to return within seven (7) days of the Termination Date all Company property including, but not limited to, keys, files, office


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

      equipment, passwords, passcodes, computer software (and all copies thereof), and computer hardware, that is in your possession or control. You further agree to leave intact all electronic Company documents, including those that you developed during your employment.

7. Execution of Release Agreement - You agree to execute on the Termination Date the Release Agreement in the form attached hereto as Attachment B.

8. Termination of Employment Positions - You hereby terminate, effective December 23, 2002, to act in the position of Executive Chairman of the Company, as well as from any and all other positions as an officer or director of the Company and any and all of its subsidiaries or affiliates.

9. Non-Disparagement - To the extent not in violation of the law, you understand and agree that as a condition for payment to you of the enhanced severance benefits herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company, its subsidiaries and their respective directors, officers, employees, agents or representatives or about the Company's business affairs, financial condition, products and technologies.

10. Amendment - This Agreement, including the Release Agreement, shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Agreement and the Release Agreement are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

11. Waiver of Rights - No delay or omission by the Company in exercising any right under this Agreement or the Release Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. Furthermore, in the event you breach any term of the Agreement, including the Release Agreement, the Company reserves its right to pursue any and all remedies and damages available to it concerning such breach.

12. Validity - Should any provision of this Agreement or the Release Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Release Agreement, as applicable.

13. Confidentiality - To the extent permitted by law, you understand and agree that as a condition for payment to you of the enhanced severance benefits herein described, the terms and contents of this Agreement and the Release Agreement, and the contents of the negotiations and discussions resulting in this Agreement and the Release Agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. You understand and agree that the Company will have to file the Agreement and Release Agreement with appropriate federal agencies.

14. Nature of Agreement - You understand and agree that this Agreement and the Release Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

15.   Acknowledgments - You acknowledge that you have been given at least seven
      (7) days to consider this Agreement and that the Company advised you to consult with an attorney of your own choosing prior to signing this Agreement.

16. Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement or the Release Agreement, and that you fully understand the meaning and intent of this Agreement and the Release Agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this Agreement, including Attachments A and B, with an attorney. You further state and represent that you have carefully read this Agreement, including Attachments A and B, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

17. Applicable Law - This Agreement and the Release Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement and the Release Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement, the Release Agreement or the subject matter hereof.

18. Entire Agreement - This Agreement, including Attachments A and B, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your enhanced severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this paragraph, however,


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

19.   shall modify, cancel or supersede your obligations set forth in paragraph
      4.

      If you have any questions about the matters covered in this Agreement or the Release Agreement, please call me. If you choose to execute this Agreement, please return all pages of this Agreement, including Attachments A and B, to me no later than February 27, 2003. You may retain the enclosed copy of the Agreement for your records.

                                    Very truly yours,


                                    By:    /s/ Michael. S. Weiss
                                       ----------------------------------------
                                          Name: Michael S. Weiss
                                          Title:Chief Executive Officer

I hereby agree to the terms and conditions set forth above and in Attachments A and B. I have been given at least seven (7) days to consider this Agreement and the Release Agreement and I have chosen to execute this Agreement on the date below. I intend that this Agreement and the Release Agreement will become a binding agreement between the Company and me.

 /s/ Morris Laster                                    Date  2/27/03
-------------------------------------                     ---------------
Employee Name:  Morris Laster, M.D.

To be returned by March 6, 2003.


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

                                  ATTACHMENT A

                   DESCRIPTION OF ENHANCED SEVERANCE BENEFITS

In exchange for your timely execution of this Agreement and the Release Agreement, including the release of claims found therein, the Company agrees to provide you with the following enhanced severance benefits (collectively, the "Enhanced Severance Benefits"):

For avoidance of any doubt and for clarification purpose, you shall be entitled to receive the following benefits according to Israeli law, in addition to the Enhanced Severance Benefits described herein in sections (a-e) these benefits (1-4) will be paid to you unconditionally, regardless of the Release Agreement:

      1. The Company shall pay all your salaries and benefits until March 21, 2003 .

      2. The Company shall furnish you a notice of release to the insurance company of Bituach Menahalim in your name, which includes severance pay as required by Israeli law.

      3. The Company shall furnish you a notice of release of your Keren Hishtalmut.

      4. Your last salary payment following the Termination Date shall include a payment for any and all accrued but unused vacation days.

(a) Severance Pay - The Company agrees to provide you with severance pay in the amount of two hundred fifty thousand dollars ($250,000), less all applicable taxes and withholdings, which is equivalent to twelve (12) months of salary continuation at your current annualized base rate of (the "Severance Pay"). The Severance Pay shall be paid to you over a twelve
      (12) month period beginning on May 1, 2003, in accordance with the Company's normal payroll procedures (i.e. the Severance Pay shall be paid in such time and manner as the Company pays its employees their monthly salary, however, for the avoidance of doubt, payment of the Severance Pay shall in no way be considered the payment of salary and shall not be deemed to be evidence of an employer-employee relationship.

(b) Accelerated Vesting - You currently have 25,000 unvested options. Notwithstanding anything to the contrary in the 1999 or 2000 Share Option Plan, effective upon the Termination Date, one hundred percent (100%) of the portion of your option to purchase shares of common stock of the Company that remains unvested as of the Termination Date shall become immediately vested and exercisable in full.


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

(c) Extension of Exercise Period - Notwithstanding anything to the contrary in the 1999 or 2000 Share Option Plans, effective upon the Termination Date, the Company shall extend the period during which you may exercise your stock options, to the extent such options are fully vested on the Termination Date after giving effect to the acceleration provided for in paragraph (b) above, until March 21, 2005.

(d) Consulting Arrangement - The Company agrees to negotiate with you a consulting arrangement for up to one (1) year from the Termination Date, under terms and conditions to be mutually agreed upon by the parties. A failure to reach such agreement shall not be deemed a breach of this severance agreement.

(e) Bonus Payment - The Company agrees to provide you, or, to the extent legally permissible, a person or entity designated by you, with a one-time cash bonus of one hundred twenty-five thousand dollars ($125,000), less all applicable taxes and withholdings. Such one-time cash bonus shall be paid in one lump-sum payment after the Company doses the first patient in the KRX-101 U.S. Phase 3 Clinical Trial (hereinafter "the Milestone"), provided that you continue to participate, at the Company's reasonable request, in the Company's efforts to commence the Phase 3 Clinical Trial. Such participation shall include, but not be limited to, you responding in a timely manner to requests from the Company for advice and guidance with respect to the proposed clinical development program.

      These participatory conditions shall apply only prior to the Termination Date. As of the Termination Date, such conditions or any other conditions for the receipt of the mentioned bonus from the Company, shall be stipulated in the Consulting Agreement mentioned in paragraph (d), above. Alternatively, in the event that a Consulting Agreement is not reached between you and the Company, the mentioned bonus shall be provided to you by the Company upon reaching the Milestone, regardless of your participation in the Company's efforts subsequent to the Termination Date.


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

                                  ATTACHMENT B

                                RELEASE AGREEMENT

      Subject to the fulfillment of the Enhanced Severance Benefits Agreement by the Company and in consideration of the mutual promises set forth herein and in the letter agreement between the parties dated February 27, 2003 (the "Agreement"), which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies and their respective agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies and their respective agents and employees, arising out of your employment with and/or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq. and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214,
Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c.214, Section 1B, and the Massachusetts Maternity Leave Act, M.G.L. c.149, Section 105(d), and all relevant laws of the State of Israel, all as amended, all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including all claims alleged under the terms of the Employment Agreement, as defined in the Agreement), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release Agreement shall prevent you from filing, cooperating with, or participating in a discrimination proceeding before a state or federal Fair Employment Practices Agency or court (except that you acknowledge that you may not recover any monetary benefit in such proceeding unless this Release Agreement is held invalid by such an agency or court).

You acknowledge that you have been given a reasonable amount of time to consider this Release Agreement, and that the Company advised you to consult with an attorney of your choosing prior to signing this Release Agreement. You understand that after signing the Release Agreement it will become binding between the Company and you.

You acknowledge that you have been reimbursed by the Company for all business expenses incurred by you in conjunction with your employment with the Company and that no other reimbursements are owed to you. You further acknowledge that you have been provided with all compensation and benefits due to you as of the date of this Release Agreement, including, but not limited to, any and all wages, expense reimbursements, bonuses and any accrued but unused vacation time, and that you are not entitled to receive any additional consideration beyond that provided for in Attachment A of the Agreement.

Subject to your declarations under this Agreement the Company, the Company including all of its respective officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies and their respective agents and employees, irrevocably and unconditionally releases, remises and discharges you from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature arising out of your services for the Company (apart from any ongoing obligations arising from the Severance Agreement and your Amended Employment Agreement, dated November 26, 2001, including, but not limited to, your obligations of confidentiality, non-competition, non-solicitation and non-disparagement. This release is subject to the assumption that in your service you met the standards for reasonable conduct and acted in a manner reasonably believed by the Company to be in its best interest The Company shall indemnify you for any such action arising out of your services for the Company in accordance with the Indemnification Agreement signed between you and the Company on October 16, 2000.

      IN WITNESS WHEREOF, all parties have set their hand and seal to this Release Agreement as of the dates below.

      Morris Laster, M.D.

       /s/ Morris Laster                        Date: 3/21/03
      ----------------------------------

      Keryx Biopharmaceuticals, Inc.../s/ Michael S. Weiss    Date: 3/21/03
                                      -----------------------


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